Exhibit 99(i)(2)

January 25, 2021

VIA EDGAR

Division of Investment Management

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

RE:	Post-Effective Amendment No. 36 to Registration Statement on Form N-1A for IVA Fiduciary Trust (File Nos. 333-151800 and 811-22211)

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of IVA Fiduciary Trust and to the incorporation by reference of our opinion dated December 20, 2010 as applicable to Post-Effective Amendment No. 4.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP